Exhibit 99.1

February 17, 2022

Dear River Financial Corporation Shareholder,

I’m pleased to announce the Board of Directors has declared a dividend payment of 44 cents per share to shareholders of record as of February 22, 2022. This payment represents an 10% increase over the dividend payment payable in 2021.  Depending on how your shareholder account is setup, you can expect either a direct deposit or a physical check to be mailed from our stock transfer agent, Computershare, Inc., on Monday, February 28, 2022.

If you’d like to review in detail the bank’s most recent financial statements, please visit the SEC website:  www.sec.gov/edgar/searchedgar/companysearch.html , and use “River Financial Corp” as the Company Name.   If you need any help locating this information, please reach out to Becky Hallman at (334) 290-2706 or InvestorRelations@river.bank .

We also look forward to you joining us at the annual shareholder’s meeting scheduled for Tuesday, May 17, 2022 at 5:30 pm CST located at The Legends Conference Center in Prattville, AL.  Proxy materials will be sent closer to the meeting date.

Thank you for your investment in River Financial Corporation!

Sincerely,

Jimmy Stubbs

Chief Executive Officer

JMS/bh